EXHIBIT 10.1.2

REAFFIRMATION AGREEMENT dated as of October 7, 2011 (this “Reaffirmation”), among GRAFTECH INTERNATIONAL LTD. (“GrafTech”), GRAFTECH FINANCE INC. (“Finance”), GRAFTECH SWITZERLAND, S.A. (“Swissco” and, together with Finance, the “Borrowers”), the SUBSIDIARIES of GrafTech identified on the signature pages hereto (collectively, the “Reaffirming Subsidiaries” and, together with GrafTech and the Borrowers, the “Reaffirming Parties”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and Collateral Agent.

Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement dated as of October 7, 2011 (the “Restated Credit Agreement”), among GrafTech, the Borrowers, the LC Subsidiaries party thereto, the lenders party thereto and the Administrative Agent.

WHEREAS, GrafTech, the Borrowers, the Reaffirming Subsidiaries and the Administrative Agent have entered into the Security Documents and certain other Loan Documents, which include (a) the Amended and Restated Guarantee Agreement dated as of April 28, 2010, among GrafTech, GrafTech Global Enterprises Inc. (“Global”), the Borrowers, the other subsidiaries of GrafTech party thereto and the Administrative Agent (the “Restated Guarantee Agreement”), (b) the Amended and Restated Pledge Agreement dated as of April 28, 2010, among GrafTech, Global, the Borrowers, the other subsidiaries of GrafTech party thereto and the Administrative Agent (the “Restated Pledge Agreement”), (c) the Amended and Restated Security Agreement dated as of April 28, 2010, among GrafTech, Global, the Borrowers, the other subsidiaries of GrafTech party thereto and the Administrative Agent (the “Restated Security Agreement”), (d) the Amended and Restated Intellectual Property Security Agreement dated as of April 28, 2010, among GrafTech, Global, the Borrowers, the other subsidiaries of GrafTech party thereto and the Administrative Agent (the “Restated IP Agreement”), (e) the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of April 28, 2010, among GrafTech, Global, the Borrowers, the other subsidiaries of GrafTech party thereto and the Administrative Agent (the “Restated Indemnity Agreement”), (f) the Pledge Agreement dated as of April 28, 2010, among Swissco and the Administrative Agent (the “Swissco Pledge”), and (g) the other Security Documents (other than the Mortgages or any account control agreements), to the extent entered into by any of the Reaffirming Parties (the Restated Guarantee Agreement, the Restated Pledge Agreement, the Restated Security Agreement, the Restated IP Agreement, the Restated Indemnity Agreement, the Swissco Pledge and each such Security Document collectively being referred to as the “Reaffirmed Documents”), pursuant to which the applicable Reaffirming Parties agreed to guarantee and secure, subject to the terms and conditions set forth therein, all of the Obligations (or, in the case of the Swissco Pledge, all of the Swissco Obligations);

WHEREAS, GrafTech, the Borrowers and the Administrative Agent are concurrently herewith entering into the Amendment and Restatement Agreement dated as of October 7, 2011 (the “Restatement Agreement”), pursuant to which the parties thereto will amend and restate the credit agreement dated as of April 28, 2010 among GrafTech, Global, the Borrowers, the LC Subsidiaries party thereto, the lenders party thereto and the Administrative Agent (the “Existing Credit Agreement”) in the form of the Restated Credit Agreement;

WHEREAS, the parties hereto intend that (a) the Obligations shall be in all respects continuing under the Restated Credit Agreement on the terms set forth therein, and (b) the Reaffirmed Documents and the Collateral, or words of similar import (as defined in any applicable Security Document), and all other assets of GrafTech, the Borrowers and the Reaffirming Subsidiaries subject to the Liens of the Reaffirmed Documents, shall continue to secure, support and otherwise benefit the Obligations (or, in the case of the Swissco Pledge, the Swissco Obligations) in respect of the Restated Credit Agreement;

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the Restated Credit Agreement becoming effective; and

WHEREAS, the execution and delivery of this Reaffirmation is a condition precedent to the effectiveness of the Restated Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation

Each Reaffirming Subsidiary hereby acknowledges its receipt of a copy of the Restated Credit Agreement and its review of the terms and conditions thereof and consents to the terms and conditions of the Restated Credit Agreement and the transactions contemplated thereby. Each Reaffirming Party hereby (a) affirms and confirms its guarantees, pledges, grants and other commitments under the Reaffirmed Documents to which it is a party, as applicable, (b) affirms and confirms its obligations to indemnify and other commitments and obligations under the Reaffirmed Documents to which it is a party, as applicable, and (c) agrees that, notwithstanding the effectiveness of the Restated Credit Agreement, (i) the Reaffirmed Documents to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other commitments thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. Each of the Reaffirming Parties hereby confirms and agrees that the “Obligations” (or, in the case of the Swissco Pledge, the “Swissco Obligations”) outstanding under and as defined in the Restated Credit Agreement shall constitute “Obligations” (or, in the case of the Swissco Pledge, the “Swissco Obligations”) (or such words of similar import) under the respective Reaffirmed Documents to which it is a party and hereby agrees that, on and after the Effective Date, (A) each reference to the “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Restated Credit Agreement and (B) each reference in any Loan Document (other than the Restated Credit Agreement or this Agreement) to Article IV, V, VI, VII, VIII, IX or X of the “Credit Agreement” shall be deemed to be a reference to Article III, IV, V, VI, VII, VIII or IX, respectively, of the Restated Credit Agreement, and references to Section numbers in such Articles of the “Credit Agreement”, and to Schedules identified by such Section numbers, will be deemed changed to correspond to the numbers of the Articles of the Restated Credit Agreement in which such Sections appear.

ARTICLE II

Representations and Warranties

Each Reaffirming Party hereby represents and warrants to each Secured Party as follows, which representations and warranties shall survive execution and delivery of this Reaffirmation:

SECTION 2.01. Organization. Each Reaffirming Party is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

SECTION 2.02. Authorization; Enforceability. This Reaffirmation (a) is within such Reaffirming Party’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of each Reaffirming Party, (b) has been duly executed and delivered by each Reaffirming Party and (c) constitutes a legal, valid and binding obligation of each Reaffirming Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 2.03. Loan Document Representations and Warranties. The representations and warranties of each Reaffirming Party set forth in the Restated Credit Agreement and the other Loan Documents (as supplemented by the information disclosed in the Perfection Certificate) are true and correct on and as of the date hereof (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

ARTICLE III

Miscellaneous

SECTION 3.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Restated Credit Agreement. All communications and notices hereunder to any Reaffirming Subsidiary shall be given to it in care of GrafTech as provided in Section 9.01 of the Restated Credit Agreement.

SECTION 3.02. Loan Document. This Reaffirmation is a Loan Document executed pursuant to the Restated Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 3.03. Successors and Assigns. The provisions of this Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 3.04. Counterparts. This Reaffirmation may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Reaffirmation by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Reaffirmation.

SECTION 3.05. No Novation. This Reaffirmation shall not extinguish the Obligations for the payment of money outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or any other Loan Document or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by the Restatement Agreement or any other instrument executed concurrently herewith. Nothing expressed or implied in this Reaffirmation shall be construed as a release or other discharge of GrafTech or any Borrower under the Existing Credit Agreement or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

SECTION 3.06. Governing Law. This Reaffirmation shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.07. Headings. Section headings used herein are for convenience of reference only, are not part of this Reaffirmation and are not to affect the construction of, or be taken into consideration in interpreting, this Reaffirmation.

IN WITNESS WHEREOF, each Reaffirming Party and the Administrative Agent, for the benefit of the Secured Parties, have caused this Reaffirmation to be duly executed by their respective authorized officers as of the day and year first above written.

GRAFTECH INTERNATIONAL LTD.,

By

/s/ John D. Moran
	Name:	John D. Moran

	Title:	Secretary and Attorney-in-Fact

GRAFTECH FINANCE INC.,

By

/s/ John D. Moran
	Name:	John D. Moran

	Title:	Secretary and Attorney-in-Fact

GRAFTECH SWITZERLAND, S.A.,

By

/s/ John D. Moran
	Name:	John D. Moran

	Title:	Attorney-in-Fact

EACH OF THE REAFFIRMING SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

By

/s/ John D. Moran
	Name:	John D. Moran

	Title:	Attorney-in-Fact

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT,

by

/s/ Brian Knapp
	Name:	Brian Knapp

	Title:	Vice President

[SIGNATURE PAGE TO REAFFIRMATION AGREEMENT]

SCHEDULE I TO

REAFFIRMATION AGREEMENT

REAFFIRMING SUBSIDIARIES

1.	GrafTech International Ltd. (f/k/a GrafTech Holdings Inc.)

2.	GrafTech Holdings Inc. (f/k/a GrafTech International Ltd.)

3.	Seadrift Coke L.P.

4.	GrafTech USA LLC

5.	GrafTech Finance Inc.

6.	GrafTech Global Enterprises Inc.

7.	GrafTech International Holdings Inc.

8.	Graphite Electrode Network LLC

9.	GrafTech Technology LLC

10.	GrafTech International Trading Inc.

11.	GrafTech DE LLC

12.	GrafTech NY Inc.

13.	GrafTech Seadrift Holding Corp.